                      Exhibit 99.1

UNIVERSAL HEALTH REALTY INCOME TRUST		Universal Corporate Center
367 S. Gulph Road
P.O. Box 61558
King of Prussia, PA 19406
(610) 265-0688

FOR IMMEDIATE RELEASE
CONTACT:	Charles Boyle	July 26, 2017
Chief Financial Officer
(610) 768-3300

UNIVERSAL HEALTH REALTY INCOME TRUST

REPORTS 2017 SECOND QUARTER FINANCIAL RESULTS

Consolidated Results of Operations - Three-Month Periods Ended June 30, 2017 and 2016:

KING OF PRUSSIA, PA - Universal Health Realty Income Trust (NYSE:UHT) announced today that for the three-month period ended June 30, 2017, reported net income was $4.0 million, or $.30 per diluted share, as compared to $4.5 million, or $.34 per diluted share, during the second quarter of 2016.

As calculated on the Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”), our funds from operations (“FFO”), which excludes the impact of depreciation and amortization expense incurred by us and our unconsolidated affiliates, was $10.5 million, or $.77 per diluted share, during the second quarter of 2017, as compared to $10.4 million, or $.78 per diluted share during the second quarter of 2016.

Consolidated Results of Operations - Six-Month Periods Ended June 30, 2017 and 2016:

For the six-month period ended June 30, 2017, reported net income was $35.6 million, or $2.62 per diluted share, as compared to $9.0 million, or $.67 per diluted share, during the first six months of 2016.

As reflected on the attached Supplemental Schedule, our financial results for the first six months of 2017 include a gain of $27.2 million, or $2.00 per diluted share, recorded in connection with the March, 2017, Arlington Medical Properties LLC/St. Mary’s Professional Office Building transaction, as discussed below. After neutralizing the impact of the gain from the financial results for the six-month period ended June 30, 2017, our adjusted net income was $8.4 million, or $.62 per diluted share, during the first six months of 2017, as compared to $9.0 million, or $.67 per diluted share, during the first six months of 2016.

As calculated on the Supplemental Schedule, our FFO, which excludes the impact of the gain and depreciation and amortization expense incurred by us and our unconsolidated affiliates, increased to $21.3 million, or $1.57 per diluted share, during the first six months of 2017, as compared to $20.6 million, or $1.54 per diluted share during the first six months of 2016.

Dividend Information:

The second quarter dividend of $.66 per share was paid on June 30, 2017.

Capital Resources Information:

At June 30, 2017, we had $182.9 million of borrowings outstanding pursuant to the terms of our $250 million revolving credit agreement and $65.1 million of available borrowing capacity, net of outstanding borrowings and letters of credit.

Summary of March, 2017 Divestiture, July, 2017 Acquisition, Previously Announced 2016 Acquisitions and Other Potential 2017 Acquisition in Connection With Planned Like-Kind Exchange Transactions Pursuant to Section 1031 of the IRS Code:

As discussed below, during 2016 and 2017, as part of a series of planned tax deferred like-kind exchange transactions pursuant to Section 1031 of the Internal Revenue Code, we: (i) divested in March, 2017, the St. Mary’s Professional Office Building; (ii) acquired during 2016, two medical office buildings located in Nevada and Maryland; (iii) acquired in July, 2017, the Health Center of Hamburg, and; (iv) may complete one other potential acquisition in 2017.

The two 2016 acquisitions, as well as the 2017 acquisition, were planned and executed in accordance with the provisions of Section 1031 of the Internal Revenue Code.  Therefore, we believe they qualify as tax deferred like-kind exchange transactions in connection with the above-mentioned divestiture of St. Mary’s in March, 2017.

Divestiture of St. Mary’s Professional Office Building in March, 2017:

As previously, disclosed, during March, 2017, Arlington Medical Properties LLC, a formerly jointly-owned limited liability company in which we held an 85% noncontrolling ownership interest, sold the real estate assets of St. Mary’s Professional Office Building (“St. Mary’s”) located in Reno, Nevada. A third-party member owned the remaining 15% of Arlington Medical Properties LLC which we acquired prior to the divestiture of St. Mary’s.

In connection with the divestiture of St. Mary’s, we are entitled to an aggregate of approximately $57.3 million of net cash proceeds.  These proceeds, which are net of closing costs and the purchase price paid for the minority member’s ownership interest in the LLC, include repayment to us of a $21.4 million member loan formerly extended to Arlington Medical Properties LLC. As of June 30, 2017, approximately $11.3 million of the net sale proceeds due to us are being held by a qualified 1031 exchange intermediary in connection with the July, 2017 acquisition, and another potential 2017 acquisition, as outlined below. Our results of operations for the six-month period ended June 30, 2017 include a net gain of $27.2 million (net of related transaction costs) recorded in connection with this transaction.

Acquisitions Previously Completed in 2016:

As previously announced during 2016, for an aggregate purchase price of approximately $39.6 million, we paid approximately $32.5 million in cash, and assumed approximately $7.1 million of third-party debt that is non-recourse to us, to acquire:

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2704 North Tenaya Way located in Las Vegas, Nevada.  This medical office building, which consists of 45,000 rentable square feet, was acquired in November, 2016 for a total purchase price of approximately $15.3 million, including the assumption of approximately $7.1 million of third-party debt that is non-recourse to us.

•

Frederick Crestwood Medical Office Building located in Frederick, Maryland. This medical office building, which consists of approximately 62,300 rentable square feet, was acquired in September, 2016 for a purchase price of approximately $24.3 million.

Acquisition Completed in July, 2017:

In July, 2017, we acquired The Health Center at Hamburg located in Hamburg, Pennsylvania for a purchase price of approximately $4.7 million. This medical office building, which consists of approximately 15,400 rentable square feet, is 100% leased under the terms of a triple net lease and has a remaining lease term of approximately 8.5 years.

Other Potential 2017 Acquisition:

As part of the planned tax deferred like-kind exchange transactions under Section 1031 of the Internal Revenue Code in connection with the divestiture of St. Mary’s, in addition to the above-mentioned 2016 and 2017 acquisitions, we may purchase one additional property during 2017. However, we can provide no assurance that we will complete an additional acquisition during 2017, and any additional acquisition completed during 2017 would need to be finalized by mid-September in order to qualify as tax-deferred like-kind exchange transactions under the provisions of Section 1031 of the Internal Revenue Code in connection with the divestiture of St. Mary’s.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Realty Income Trust, a real estate investment trust, invests in healthcare and human service related facilities including acute care hospitals, rehabilitation hospitals, sub-acute care facilities, medical/office buildings, free-standing emergency departments and childcare centers. We have investments in sixty-seven properties located in twenty states.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare and healthcare real estate industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A - Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2016 and in Item 2 – Forward-Looking Statements and Certain Risk Factors in our Form 10-Q for the quarterly period ended March 31, 2017), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that adjusted net income and adjusted net income per diluted share (as reflected on the attached Supplemental Schedules), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items that are nonrecurring or non-operational in nature including items such as, but not limited to, gains on transactions.

Funds from operations (“FFO”) is a widely recognized measure of performance for Real Estate Investment Trusts (“REITs”). We believe that FFO and FFO per diluted share, which are non-GAAP financial measures, are helpful to our investors as measures of our operating performance. We compute FFO, as reflected on the attached Supplemental Schedules, in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we interpret the definition.  FFO adjusts for the effects of gains, such as gains on transactions that occurred during the periods presented. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income determined in accordance with GAAP. In addition, FFO should not be used as: (i) an indication of our financial performance determined in accordance with GAAP; (ii) an alternative to cash flow from operating activities determined in accordance with GAAP; (iii) a measure of our liquidity, or; (iv) an indicator of funds available for our cash needs, including our ability to make cash distributions to shareholders. A reconciliation of our reported net income to FFO is reflected on the Supplemental Schedules included below.

To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2016 and our report on Form 10-Q for the quarterly period ended March 31, 2017. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

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Universal Health Realty Income Trust

Consolidated Statements of Income

For the Three and Six Months Ended June 30, 2017 and 2016

(amounts in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Base rental - UHS facilities	$4,303	$4,079	$8,383	$8,160
Base rental - Non-related parties	10,116	9,030	20,086	17,845
Bonus rental - UHS facilities	1,242	1,193	2,530	2,439
Tenant reimbursements and other - Non-related parties	2,239	1,943	4,432	3,816
Tenant reimbursements and other - UHS facilities	245	216	464	427
	18,145	16,461	35,895	32,687
Expenses:
Depreciation and amortization	6,295	5,543	12,440	10,979
Advisory fees to UHS	874	781	1,740	1,548
Other operating expenses	4,923	4,540	9,628	8,940
Transaction costs	56	64	126	146
	12,148	10,928	23,934	21,613
Income before equity in income of unconsolidated limited liability companies ("LLCs"), interest expense and gain	5,997	5,533	11,961	11,074
Equity in income of unconsolidated LLCs	498	1,227	1,575	2,286
Gain on fair value recognition resulting from purchase of minority interest in majority-owned LLC, net	-	-	27,196	-
Interest expense, net	(2,462)	(2,237)	(5,137)	(4,409)
Net income	$4,033	$4,523	$35,595	$8,951
Basic earnings per share	$0.30	$0.34	$2.62	$0.67
Diluted earnings per share	$0.30	$0.34	$2.62	$0.67

Weighted average number of shares outstanding - Basic	13,583	13,397	13,581	13,352
Weighted average number of share equivalents	-	7	-	7
Weighted average number of shares and equivalents outstanding - Diluted	13,583	13,404	13,581	13,359

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the three months ended June 30, 2017 and 2016

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,033	$0.30	$4,523	$0.34
Adjusted net income	$4,033	$0.30	$4,523	$0.34

Calculation of Funds From Operations (“FFO”)

	Three Months Ended		Three Months Ended
	June 30, 2017		June 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$4,033	$0.30	$4,523	$0.34
Plus: Depreciation and amortization expense:
Consolidated investments	6,167	0.45	5,435	0.40
Unconsolidated affiliates	253	0.02	465	0.04
FFO	$10,453	$0.77	$10,423	$0.78

Dividend paid per share		$0.660		$0.650

Universal Health Realty Income Trust

Schedule of Non-GAAP Supplemental Information (“Supplemental Schedule”)

For the six months ended June 30, 2017 and 2016

(in thousands, except per share amounts)

(unaudited)

Calculation of Adjusted Net Income

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$35,595	$2.62	$8,951	$0.67
Adjustment:
Less: Gain on fair value recognition resulting from purchase of minority interest in majority-owned LLC, net	(27,196)	(2.00)	-	-
Adjusted net income	$8,399	$0.62	$8,951	$0.67

Calculation of Funds From Operations (“FFO”)

	Six Months Ended		Six Months Ended
	June 30, 2017		June 30, 2016
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$35,595	$2.62	$8,951	$0.67
Plus: Depreciation and amortization expense:
Consolidated investments	12,189	0.90	10,768	0.80
Unconsolidated affiliates	679	0.05	915	0.07
Less: Gain on fair value recognition resulting from purchase of minority interest in majority-owned LLC, net	(27,196)	(2.00)	-	-
FFO	$21,267	$1.57	$20,634	$1.54

Dividend paid per share		$1.315		$1.295

Universal Health Realty Income Trust

Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	June 30,	December 31,
	2017	2016
Assets:
Real Estate Investments:
Buildings and improvements and construction in progress	$539,729	$534,190
Accumulated depreciation	(148,279)	(138,588)
	391,450	395,602
Land	51,645	51,638
Net Real Estate Investments	443,095	447,240
Investments in and advances to limited liability companies ("LLCs")	4,718	35,593
Other Assets:
Cash and cash equivalents	4,109	3,930
Restricted cash	11,253	-
Base and bonus rent and other receivables from UHS	3,630	2,321
Rent receivable - other	5,697	5,291
Intangible assets (net of accumulated amortization of $28.4 million and $27.1 million at June 30, 2017 and December 31, 2016, respectively)	21,460	23,815
Deferred charges and other assets, net	5,863	6,560
Total Assets	$499,825	$524,750
Liabilities:
Line of credit borrowings	$182,850	$201,500
Mortgage notes payable, non-recourse to us, net	90,649	114,217
Accrued interest	564	626
Accrued expenses and other liabilities	10,283	11,809
Tenant reserves, deposits and prepaid rents	6,432	5,321
Total Liabilities	290,778	333,473
Equity:
Preferred shares of beneficial interest, $.01 par value; 5,000,000 shares authorized; none issued and outstanding	-	-
Common shares, $.01 par value; 95,000,000 shares authorized; issued and outstanding: 2017 - 13,606,889; 2016 - 13,599,055	136	136
Capital in excess of par value	255,811	255,656
Cumulative net income	608,096	572,501
Cumulative dividends	(655,008)	(637,121)
Accumulated other comprehensive income	12	105
Total Equity	209,047	191,277
Total Liabilities and Equity	$499,825	$524,750